UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2012

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2012, LMI Aerospace, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) announcing, among other things, its financial performance for the quarter ended June 30, 2012.  The full text of the Earnings Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

As previously announced, a conference call to discuss the financial results will be held on Wednesday, August 8, 2012 at 9:00 a.m. CDT, which will be hosted by Ronald S. Saks, Chief Executive Officer, Ryan P. Bogan, Chief Operating Officer, and Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On August 8, 2012, the Company issued a press release (the “TASS Press Release”) announcing that the Company has acquired TASS Inc., an engineering and support services firm headquartered in Kirkland, Washington.  The full text of the TASS Press Release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

In addition, the Company provided in the Earnings Press Release its updated revenue guidance for fiscal year 2012.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 2012

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of earnings press release issued by the Company dated August 8, 2012.

99.2	Text of TASS acquisition press release issued by the Company dated August 8, 2012.